Exhibit 99.3
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Specialty Ingredients volume in metric tons)

Metric Tons (in thousands)*

	2007	2008	2009	2010	2011
January	12.8	13.7	11.3	13.0	12.0
February	15.4	16.5	13.7	11.4	13.1
March	14.5	18.4	21.4	17.5	17.7
April	15.9	16.8	11.8	10.4	13.6
May	16.2	18.0	13.4	14.6	14.8
June	19.3	21.7	16.0	16.5	18.0
July	16.0	15.1	12.2	12.5	14.3
August	18.1	17.9	14.6	13.8	16.1
September	18.7	20.2	15.2	16.5	16.5
October	14.5	13.3	12.4	12.5	32.4
November	18.3	15.2	12.8	11.8
December	17.2	15.8	12.2	14.2

12 Month Rolling Average (in thousands)*

	2007	2008	2009	2010	2011
January	15.2	16.5	16.7	14.1	13.6
February	15.4	16.6	16.4	13.9	13.8
March	15.3	16.9	16.7	13.6	13.8
April	15.5	17.1	16.3	13.4	14.1
May	15.5	17.1	15.9	13.5	14.1
June	15.6	17.3	15.4	13.6	14.2
July	15.5	17.3	15.2	13.6	14.4
August	15.8	17.2	14.9	13.5	14.6
September	15.9	17.4	14.5	13.6	14.6
October	15.9	17.3	14.4	13.6	16.2
November	16.3	17.0	14.2	13.6
December	16.4	16.9	13.9	13.7

*NOTE:  All information presented subsequent to September 2011 includes activity related to ISP, which was acquired on August 23, 2011.  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling average will continue to include pre-acquisition results through November 2009.